EXHIBIT 4.2

AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This AMENDMENT NO. 1 THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is dated as of December 28, 2007 (this “Amendment”) and is entered into by and among NeurogesX, Inc., a Delaware corporation (the “Company”), the parties defined as “Investors” in the IRA (as defined below) (each a “Prior Investor,” and collectively, the “Prior Investors”), and the parties listed on Exhibit A to the SPA (as defined below) (each a “Purchaser,” and collectively, the “Purchasers”). The Third Amended and Restated Investors’ Rights Agreement dated as of November 14, 2005, as amended, shall be hereinafter referred to as the “IRA.”

RECITALS

WHEREAS, The Purchasers are purchasing shares of Common Stock of the Company (the “Shares”) and warrants to purchase shares of Common Stock of the Company (the “Warrants”) pursuant to a Securities Purchase Agreement, dated as of December 23, 2007, by and among the Company and the Purchasers (the “SPA”);

WHEREAS, the Company and the undersigned Prior Investors (on behalf of all Prior Investors) desire the Purchasers to have certain registration rights with respect to the Shares and the shares of Common Stock of the Company issuable upon exercise of the Warrants (the “Underlying Shares,” along with the Shares, collectively, the “Securities”) pursuant to Sections 1.1 through 1.4 and Sections 1.6 through 1.14 of the IRA, by and among the Company and the Prior Investors, and that the Purchasers be added to the Rights Agreement as parties thereto for the purpose of granting such registration rights;

WHEREAS, Section 4.3 of the IRA allows the amendment or waiver of such IRA with the written consent of the Company and the holders of at least a majority Registrable Securities, as defined in the IRA, outstanding (the “Majority Holders”); and

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged by the parties hereto, the parties hereby covenant and agree as follows:

1. The Securities shall constitute “Registrable Securities,” as such term is defined in Section 1.1(g) of the IRA, for all intents and purposes of the registration rights and related provisions and obligations set forth in Sections 1.1 through 1.4, Sections 1.6 through 1.14 and Section 4 of the IRA.

2. The Purchasers shall be treated for all purposes under Sections 1.1 through 1.4, Sections 1.6 through 1.14, and Section 4 of the IRA as “Holders,” as such term is defined in Section 1.01(d) of the IRA; provided however, that the Purchasers shall not be considered “Initiating Holders” as such term is defined in Section 1.1(e).

3. Notwithstanding the foregoing, if the Registration Statement on Form S-3 required to be filed pursuant to the Registration Rights Agreement, dated as of December 23, 2007, by and among the Company and the Purchasers (the “RRA”), is not declared effective or ceases to be effective, or if Form S-3 is not available to the Company to register the Securities under Rule I.B.1 of Form S-3, the Purchasers shall have the right to request up to two demand registrations for underwritten public offerings pursuant to the terms of Section 1.2 of the IRA as if the Purchasers were “Initiating Holders” under such section (without regard, except as set forth below, to the share and dollar threshold requirements set forth in Sections 1.1(e) and 1.2(a)(A), respectively, of the IRA), provided, however, that the Company shall not be required to carry out any such demand registration unless such registration is requested in writing after June 30, 2008 by Purchasers holding at least 30% of the Securities. The Purchaser’s rights to demand registration pursuant to this Section 3 shall terminate two years after the Initial Closing Date, as defined in the RRA.

4. The Purchasers agree to be bound by the terms and conditions of Sections 1.1 through 1.4, Sections 1.6 through 1.14 and Section 4 of the Rights Agreement and shall succeed to and assume all of the rights and obligations of Holders of Registrable Securities for all intents and purposes of such Sections, provided that, the Purchasers shall not be deemed to possess any rights set forth in Sections 2 or 3 of the Rights Agreement.

5. All notices and other communications under the IRA shall be made to the Purchasers at the addresses specified in Exhibit A to the SPA, and thereafter at such other address, notice of which is given in accordance with Section 4.4 of the IRA.

6. To facilitate the sale and issuance of the Securities and the proposed registration of the Securities pursuant to a Registration Statement on Form S-3 under the RRA, the Prior Investors (on their own behalf and on behalf of all Prior Investors for purposes of the IRA) furthermore hereby waive the following as such apply to such Form S-3 registration of the Securities: (i) any right to prior or other notice of a Form S-3 registration carried out pursuant to the RRA; (ii) the 20 day period, set forth in Section 1.3 of the IRA, in which the Prior Investors may otherwise be able to respond to notice by the Company of a Form S-3 registration carried out pursuant to the RRA; (iii) any and all registration rights under the IRA that would require the Company to register in a Form S-3 registered pursuant to the RRA any shares of Company Common Stock held by the Prior Investors; and (iv) any other conflict that may arise between the IRA and the RRA.

7. The Prior Investors hereby (on their own behalf and on behalf of all Prior Investors for purposes of the IRA) consent to the grant to the Purchasers of the piggyback and demand registration rights set forth herein, and hereby waive any conflicts that may arise between the terms hereof and the terms of the IRA.

8. The IRA as modified herein shall remain in full force and effect as so modified.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NEUROGESX, INC.

By:	/s/ Stephen Ghiglieri
Name:	Stephen Ghiglieri
Title:	Chief Financial Officer

THE PURCHASER’S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE THE PURCHASER’S SIGNATURE TO THIS AMENDMENT NO. 1 THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT.

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

Alta California Partners II, L.P.

By:	Alta California Management Partners II, LLC
Its:	General Partner

By:	/S/ ALIX MARDUEL
Member

Alta Embarcadero Partners II, LLC

By:	/S/ ALIX MARDUEL
Under Power of Attorney

Alta California Partners II, L.P. – New Pool

By:	Alta California Management Partners II, LLC – New Pool, its General Partner

By:	/S/ ALIX MARDUEL
Managing Director

Alta BioPharma Partners III, L.P.

By:	Alta BioPharma Management III, LLC

By:	/S/ ALIX MARDUEL
Director

Alta BioPharma Partners III GmbH & Co. Beteiligungs KG

By:	Alta BioPharma Management III, LLC

By:	/S/ ALIX MARDUEL
Director

Alta Embarcadero BioPharma Partners III, LLC

By:
V.P. of Finance & Admin

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

ARCH Venture Fund V, L.P.

By:	ARCH Venture Partners V, L.P.
Its:	General Partner

	By:	ARCH Venture Partners V, LLC
	Its:	General Partner

By:	/S/ CLINTON BYBEE
Its:	Managing Director

ARCH V Entrepreneurs Fund, L.P.

By:	ARCH Venture Partners V, L.P.
Its:	General Partner

	By:	ARCH Venture Partners V, LLC
	Its:	General Partner

By:	/S/ CLINTON BYBEE
Its:	Managing Director

Healthcare Focus Fund, L.P.

By:	ARCH Venture Partners V, L.P.
Its:	General Partner

	By:	ARCH Venture Partners V, LLC
	Its:	General Partner

By:	/S/ CLINTON BYBEE
Its:	Managing Director

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

Montreux Equity Partners II, SBIC, L.P.

By:	Montreux Equity Management II SBIC, LLC, its General Partner

By:	/S/ DANIEL K. TURNER
Name:	Daniel K. Turner III
Title:	Managing Member

Montreux Equity Partners III, SBIC, L.P.

By:	Montreux Equity Management III SBIC, LLC, its General Partner

By:	/S/ DANIEL K. TURNER
Name:	Daniel K. Turner III
Title:	Managing Member

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

Pacven Walden Ventures V, L.P.

By:
Lip-Bu Tan
Title:	Director of Pacven Walden Management V, Co., Ltd. as General Partner of Pacven Walden Ventures V, L.P.

Pacven Walden Ventures Parallel V-A, C.V.

By:
Lip-Bu Tan
Title:	Director of Pacven Walden Management V, Co., Ltd. as General Partner of Pacven Walden Ventures Parallel V-A C.V.

Pacven Walden Ventures Parallel V-B, C.V.

By:
Lip-Bu Tan
Title:	Director of Pacven Walden Management V, Co., Ltd. as General Partner of Pacven Walden Ventures Parallel V-B C.V.

Pacven Walden Ventures V Associates Fund, L.P.

By:
Title:	Director of Pacven Walden Management V, Co., Ltd. as General Partner of Pacven Walden Ventures V Associates Fund, L.P.

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

Pacven Walden Ventures V-OP Associates Fund, L.P.

By:
Lip-Bu Tan
Title:	Director of Pacven Walden Management V, Co., Ltd. as General Partner of Pacven Walden Ventures V-QP Associates Fund, L.P.

International Venture Capital Investment III Corporation

By:
Lip-Bu Tan
Title:	President

International Venture Capital Investment Corporation

By:
Lip-Bu Tan
Title:	President

Asian Venture Capital Investment Corporation

By:
Lip-Bu Tan
Title:	President

Seed Ventures III Pte. Ltd.

By:
Lip-Bu Tan, Director

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

Dow Employees’ Pension Plan

By:	Diamond Capital Management Inc.
Its Agent

By:
Name:	Kenneth J. Van Heel
Title:	Sr. Investment Manager

Union Carbide Employees’ Pension Plan

By:	Diamond Capital Management Inc.
Its Agent

By:
Name:	Kenneth J. Van Heel
Title:	Sr. Investment Manager

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

The Global Life Sciences Ventures Funds II GmbH & Co. KG

Represented by its General Partners
The Global Life Science Ventures GmbH

By:

Title:

The Global Life Sciences Ventures Fund II Limited Partnership

Represented by its General Partner
Global Life Science Ventures (GP) Limited

By:	/S/ JO BAXTER

Title:	Director

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

Jean-Jacques Bienaime

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

MC Life Science Ventures, Inc.

By:
Name:	Tsunehiko Yanagihara
Title:	President

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

MunMun International Ltd.

By:

Name:

Title:

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

Saudi Venture Development Company

By:

Name:

Title:

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]

PRIOR INVESTORS:

Palefsky Children’s Irrevocable Trust fbo Alexis Nicole Palefsky

By:

Title:

Palefsky Children’s Irrevocable Trust fbo Nicholas Howard Palefsky

By:

Title:

Palefsky Children’s Irrevocable Trust fbo Jessica Victoria Baxter

By:

Title:

[Signature Page to Amendment No. 1 to the Third Amended and Restated Investors’ Rights Agreement]